IMMUCELL CORPORATION

EXHIBIT 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

IMMUCELL CORPORATION, a Delaware corporation (the “Company”), and MICHAEL F. BRIGHAM, an individual residing in Kennebunk, Maine (“Brigham”), hereby agree as follows as of this 26th day of March 2010.

1.        This agreement supersedes and replaces in its entirety the Employment Agreement, dated as of April 29, 1999, between the Company and Brigham. This agreement, together with the Confidential Information, Inventions and Noncompete Agreement, dated of even date herewith, between the Company and Brigham and any stock option agreements previously entered into between the Company and Brigham, constitute the parties’ entire understanding with respect to Brigham’s employment by the Company.

2.        Brigham shall serve as President and Chief Executive Officer of the Company in an “at will” capacity on such terms as the Board of Directors of the Company may from time to time determine, subject to termination by the Board of Directors of the Company at any time, with or without cause.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending the same to take effect as a sealed instrument, as of the date first above written.

IMMUCELL CORPORATION

By:	/s/ Linda Rhodes
Dr. Linda Rhodes
Chair of Compensation and
Stock Option Committee

/s/	Michael F. Brigham
Michael F. Brigham